Exhibit 99.1

Slinger Bag Names Paul McKeown as Chief Financial Officer

McKeown provides 40+ years of executive financial operations experience in the consumer products segment

Baltimore, Md., June 3, 2020 (GLOBE NEWSWIRE) — Slinger Bag (OTC: SLBG) Slinger Bag, a sports brand focused on innovating game improvement equipment for all ball sports, with an initial focus on the global tennis market, today named Paul McKeown as chief financial officer, effective immediately. McKeown will be responsible for overseeing the finance and accounting functions of the company as it continues its global expansion into the tennis market.

He brings over 40 years of experience in executive roles managing financial, operations and IT functions in the consumer products segment. Most recently, McKeown served as vice president of finance for Precor Fitness, a global leader in premium fitness equipment and a wholly owned subsidiary of Amer Sports Company. Under his leadership, the Precor Fitness finance team was re-organized and new tools and processes were implemented, resulting in significant improvements in absolute performance and against pre-established targets. Previously, McKeown served as director of Process Integration & Development for North America for Amer Sports Company’s Financial Shared Service operation in Poland and vice president of finance and operations for Wilson Canada. He began his career with 10 years leading the finance, IT and operations teams at Wilson Canada.

“We are pleased to welcome Paul to our management team,” said Mike Ballardie, CEO of Slinger Bag. “Paul is a veteran in the sports industry with over four decades of financial management and operational experience in the consumer products segment. His proven track record, functional expertise, and technical knowledge in all aspects of corporate finance and accounting will be invaluable to our financial and strategic planning as we continue to expand our business.”

“This is an exciting time to be joining Slinger Bag,” said McKeown. “I look forward to working with the rest of the executive team and lending my expertise in the consumer and sports equipment markets in order to help accelerate the company’s growth globally.”

To discover more, visit https://slingerbag.com

ENDS

For further information contact the Slinger Bag Press Office on +44(0)2079407170
Joe Murgatroyd joe@brandnation.co.uk +44(0)2079407294 or email Press@slingerbag.com

About Slinger Bag®

Slinger® is a new sports brand focused on delivering innovative, game improvement technologies and equipment across all Ball Sport categories. With the vision to become a next-generation sports consumer products company, Slinger® enhances the skill and enjoyment levels of players of all ages and abilities. Slinger® is initially focused on building its brand within the global Tennis market, through its Slinger® Tennis Ball Launcher and Accessories. Slinger® has underpinned its proof of concept with over $1 Million in pre-sales and additionally has successfully raised $2.5million from outside investors. Slinger® is now primed to disrupt what are traditional markets. The patented Slinger® Launcher is unique in the Tennis market today and is both highly transportable and affordable.

Slinger Bag Disclaimer:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve a high degree of risk and uncertainty, are predictions only and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include the uncertainty regarding viability and market acceptance of the Company’s products and services, the ability to complete software development plans in a timely manner, changes in relationships with third parties, product mix sold by the Company and other factors described in the Company’s most recent periodic filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

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